EXHIBIT 99.1

CONTACT:	Investor Relations
201-996-1717
investors@goamerica.com

GOAMERICA ANNOUNCES THIRD QUARTER 2005 RESULTS

Merger with Hands On Expected to Close in First Quarter 2006

HACKENSACK, NJ, -- November 10, 2005 -- GoAmerica, Inc. (NASDAQ: GOAM) today announced results for the third quarter ended September 30, 2005.

Total revenue for the three months ended September 30, 2005 was approximately $2.3 million, compared to total revenue in the previous quarter of approximately $1.9 million and total revenue of approximately $1.4 million in the third quarter of 2004.

Net loss for the third quarter was approximately $1 million, or $0.48 per diluted common share, compared with a net loss of $1 million, or $0.49 per diluted common share, during the previous quarter, and a net loss of $1.2 million, or $0.61 per diluted common share, during the third quarter of 2004.

As of September 30, 2005, GoAmerica had approximately $5.2 million in cash and cash equivalents, including $300,000 in restricted cash, compared to $6.4 million as of June 30, 2005 and $8.7 million as of September 30, 2004. During the quarter, the Company used approximately $700,000 in cash to fund operating activities. The Company maintains a strong balance sheet consisting of more than $6 million in working capital.

During the third quarter, $226,000 in cash was loaned to Hands On for the purchase of capital equipment in accordance with a short-term loan agreement between GoAmerica and Hands On, bringing the total balance of funds loaned to HandsOn to $350,000 as of September 30, 2005. Hands On may borrow up to $1 million against the short-term loan agreement for the purchase of capital equipment and other assets that are intended to strengthen the combined company upon closing of the merger.

As previously announced, GoAmerica entered into a merger agreement with Hands On, a leading provider of video relay and interpreter services for the deaf and hard-of-hearing market, and Hands On’s principal shareholders. The merger is subject to shareholder approval of each company, and, although no assurances can be given, is expected to close during the first quarter of 2006.

About GoAmerica

GoAmerica provides a wide range of wireless, relay and prepaid communications services, customized for people who are deaf, hard of hearing or speech impaired. The Company's vision is to improve the quality of life of its customers by being their premier provider of innovative communication services. For more information on the Company or its services, visit www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717 or via Internet relay by visiting www.i711.com.

Safe Harbor

The statements contained in this news release that are not based on historical fact (particularly those concerning what we hope to achieve by the merger with Hands On) are "forward-looking statements" that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "estimate," "anticipate," "continue," or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to those of GoAmerica including: (i) our limited operating history; (ii) our ability to successfully manage our relationship with EarthLink; (iii) our dependence on EarthLink to provide billing, customer and technical support to certain of our subscribers; (iv) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (v) our dependence on wireless carrier networks; (vi) our ability to respond to increased competition in the wireless data industry; (vii) our ability to integrate acquired businesses and technologies, including Hands On (if the merger is completed); (viii) our ability to generate revenue growth; (ix) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; (x) difficulties inherent in predicting the outcome of regulatory processes; (xi) our limited experience in offering prepaid calling cards; and (xii) difficulty in predicting the consequences of our entering into a merger agreement with Hands On. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica" and "WyndTell" are registered trademarks of GoAmerica. "i711", "i711.com", and "Clear Mobile" are trademarks, and "Relay and Beyond" is a service mark of GoAmerica. Other names may be trademarks of their respective owners.

Additional Information

GoAmerica, Inc. plans to file a Registration Statement on SEC Form S-4 in connection with the merger with Hands On and the parties expect to mail a Proxy Statement/Prospectus to their shareholders containing information about the merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT GOAMERICA, HANDS ON, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov. In addition to the Registration Statement and the Proxy Statement/Prospectus, GoAmerica files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information filed by GoAmerica at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. GoAmerica's filings with the SEC also are available to the public at the web site maintained by the SEC at http//www.sec.gov. Hands On, its directors, executive officers and certain members of management and employees may be soliciting proxies from Hands On's shareholders in favor of the adoption of the merger and the merger agreement. GoAmerica, its directors, executive officers, and certain members of management and employees may be soliciting proxies from GoAmerica's shareholders to authorize the issuance of the shares of GoAmerica common stock issuable pursuant to the merger agreement. A description of any interests that Hands On's directors and executive officers, or that GoAmerica's directors and executive officers, have in the merger will be available in the Proxy Statement/Prospectus. This press release does not constitute an offer of any securities for sale.

GOAMERICA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents.	$4,937	$7,098
Accounts receivable, net.	1,560	1,530
Other receivables.	--	732
Merchandise inventories, net.	334	123
Prepaid expenses and other current assets.	356	219
Total current assets.	7,187	9,702

Other assets.	7,721	8,284
Total assets	$14,908	$17,986

Liabilities and stockholders' equity
Current liabilities:
Accounts payable.	$670	$348
Accrued expenses.	336	538
Deferred revenue.	86	285
Other current liabilities.	37	1
Total current liabilities.	1,129	1,172
Stockholders' equity .	13,779	16,814
	$14,908	$17,986

GOAMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenues:
Subscriber	$548	$1,207	$1,967	$4,596
Prepaid services	1,027	--	2,452	--
Relay services	329	--	774	--
Equipment	120	50	361	156
Other	270	113	676	163
	2,294	1,370	6,230	4,915
Costs and expenses:
Cost of subscriber airtime	208	510	727	2,117
Cost of network operations	78	132	243	580
Cost of equipment revenue	138	35	436	149
Cost of prepaid services	1,252	--	2,663	--
Cost of other revenue	--	56	--	56
Sales and marketing	320	165	773	543
General and administrative	984	1,220	3,336	4,050
Research and development	96	126	255	434
Depreciation and amortization	119	168	375	664
Amortization of other intangibles	122	99	564	534
	3,317	2,511	9,372	9,127
Loss from operations	(1,023)	(1,141)	(3,142)	(4,212)

Other income (expense):
Settlement gains (losses), nett	--	(140)	--	1,481
Interest income (expense), net	29	38	105	(991)

Total other income (expense), net	29	(102)	105	490

Net loss	$(994)	$(1,243)	$(3,037)	$(3,722)

Basic net loss per share	$(0.48)	$(0.61)	$(1.45)	$(2.19)
Diluted net loss per share	$(0.48)	$(0.61)	$(1.45)	$(2.19)
Weighted average shares used in computation of basic net loss per share	2,093,451	2,040,603	2,093,445	1,695,766
Weighted average shares used in computation of diluted net loss per share	2,093,451	2,040,603	2,093,445	1,695,766